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                                                                   EXHIBIT 3.1.1

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                          SEQUUS PHARMACEUTICALS, INC.,
                             a Delaware corporation

                                      INTO

                           LIPOSOME TECHNOLOGY, INC.,
                             a Delaware corporation



IT IS HEREBY CERTIFIED THAT:

     1. LIPOSOME TECHNOLOGY, INC., (the "Corporation") is a business corporation of the State of Delaware.

     2. The Corporation is the owner of all of the outstanding shares of the stock of SEQUUS PHARMACEUTICALS, INC. (the "Subsidiary"), which is also a business corporation of the State of Delaware.

     3. On June 6, 1995, the Board of Directors of the Corporation adopted the following resolutions to merge the Subsidiary into the Corporation pursuant to Section 253 of the General Corporation Law of the State of Delaware and in connection with this merger to change the corporate name of the Corporation to SEQUUS Pharmaceuticals, Inc.:

           WHEREAS, the Board of Directors of Liposome Technology, Inc. (the "Company") deems it to be in the best interest of the Company to cause the formation of a wholly-owned subsidiary of the Company to be named SEQUUS Pharmaceuticals, Inc. (the "Subsidiary"), as a Delaware corporation;

           WHEREAS, the Board of Directors of the Company deems it to be in the best interest of the Company to merge the Subsidiary with and into the Company;

           WHEREAS, the Board of Directors of the Company deems it to be in the best interest of the Company to change its name to SEQUUS Pharmaceuticals, Inc. upon the merger of the Subsidiary with and into the Company;

           NOW, THEREFORE, BE IT RESOLVED, that the officers of the Company take all actions necessary to form SEQUUS Pharmaceuticals, Inc. as a wholly-owned subsidiary of the Company;

           RESOLVED FURTHER, that after formation of the Subsidiary, the Subsidiary be merged with and into the Company, and that all of the estate, property, rights, privileges, powers and franchises of the Subsidiary be vested in and held and enjoyed by the Company as fully and entirely and without change or diminution as the same were before held and enjoyed by the Subsidiary in its name;


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           RESOLVED FURTHER, that the Company shall assume all of the liabilities and obligations of the Subsidiary;

           RESOLVED FURTHER, that, by virtue of the merger and without any action on the part of the holder thereof, each issued and outstanding share of capital stock of the Subsidiary shall be cancelled and no consideration issued in respect thereof;

           RESOLVED FURTHER, that, by virtue of the merger and without any action on the part of the holders thereof, each issued and outstanding share of capital stock of the Company shall remain unchanged and continue to be such issued and outstanding share of capital stock of the Company;

           RESOLVED FURTHER, that the Company change its name to SEQUUS Pharmaceuticals, Inc. upon the merger of the Subsidiary with and into the Company;

           RESOLVED FURTHER, that this Company shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction for the purpose of effecting the foregoing resolutions;

           RESOLVED FURTHER, that the officers of the Company be, and each of them, singly and not jointly, hereby is, authorized and directed, in the name and on behalf of the Company, to take any action and to execute and deliver any instrument, document, certificate or agreement appropriate or desirable to carry out the intent and purposes of the foregoing resolutions, and such action, execution and delivery have been authorized by the Board of Directors of the Company, to be conclusively evidenced by either the taking of any such action or the execution and delivery of any such instrument; and

           RESOLVED FURTHER, that the authority and power given under the foregoing resolutions shall be deemed retroactive and any and all acts authorized thereunder performed prior to adoption of these resolutions be and they hereby are, in all respects, ratified, confirmed and approved.

Executed as of June 26, 1995.

                         LIPOSOME TECHNOLOGY, INC.,
                           a Delaware corporation



                         By:   /s/ Sally A. Davenport
                             ---------------------------------------
                         Sally A. Davenport, Secretary




                         By:   /s/ Donald J. Stewart
                             ---------------------------------------
                         Donald J. Stewart, Vice President, Finance


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